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                                                                    EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement of Watson Pharmaceuticals, Inc. on Form S-4 (No. 333-41466) of our report dated February 4, 1998 relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997, and for the year then ended, appearing in the Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/  DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
July 28, 2000